KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   News
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Public & Investor Relations, Corporate & Marketing Communications


FOR:              4Kids Entertainment, Inc.

KCSA              Todd Fromer / Michael Cimini
CONTACTS:         (212) 896-1215 / (212) 896-1233
                  todd@kcsa.com / mcimini@kcsa.com

               4Kids Entertainment Reports Second Quarter Results

                Net Revenues Increase 185%, Net Income Rises 200%

NEW YORK, August 13, 2003 - 4Kids Entertainment, Inc. (NYSE: KDE) today announced net revenues for the second quarter ended June 30, 2003 climbed 185% to $23.4 million from $8.2 million in the same period last year. Net income for the quarter was $3.6 million, or $0.26 per diluted share, compared to net income of $1.2 million, or $0.09 per diluted share, in the year-earlier period, an increase of 200%.

For the six months ended June 30, 2003, net revenues rose 193% to $44.3 million from $15.1 million in the same period last year. Net income for the six-month period was $6.6 million, or $0.47 per diluted share, compared to net income of $2.8 million, or $0.20 per diluted share, in the same period a year earlier, an increase of 136%.

Al Kahn, Chairman and Chief Executive Officer, said, "Second quarter results reflect continuing momentum in our licensing segment as retail sales of Yu-Gi-Oh!(TM) products remain strong. Teenage Mutant Ninja Turtles(TM) toys are also performing well at retail, adding significantly to our licensing revenues."

Commenting on the FoxBox, 4Kids' four hours of programming on Saturday mornings on the Fox Network, Al Kahn said, "While FoxBox ratings have been below expectations, the FoxBox has created additional revenue opportunities for 4Kids in merchandise licensing, home video and music publishing. These additional revenue sources, such as the Teenage Mutant Ninja Turtles toy line, were one of the primary reasons for the lease of the FoxBox programming block. We will be launching a new FoxBox season on September 6 with exciting new shows, including Shaman King, Sonic X(TM) and Funky Cops as well as new episodes of returning shows Teenage Mutant Ninja Turtles(TM), Kirby: Right Back At Ya!(TM) and Ultimate Muscle: The Kinnikuman Legacy(TM)," said Kahn.

"We had a strong second quarter and are very pleased with the performance of our properties. Yu-Gi-Oh! and Pokemon(R) continue to be among the most highly rated kids shows on network television. While Yu-Gi-Oh! products continue to drive our licensing revenues, Teenage Mutant


800 Second Avenue        Tel 212 682 6300         E-mail pr@kcsa.com
New York, NY 10017       Fax 212 697 0910         www.kcsa.com

Ninja Turtles products have gained substantial momentum at retail since their introduction earlier this year. We also expect Pokemon licensed products to sell increased volumes at retail on the strength of the new Pokemon Ruby and Pokemon Sapphire video games, which introduced 130 new Pokemon characters during the first quarter," concluded Kahn.

About 4Kids Entertainment

Headquartered in New York City with international offices in London, 4Kids Entertainment, Inc. (NYSE: KDE) is a global provider of children's entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; media buying and planning; and Web site development. For further information, visit the company's website at www.4KidsEntertainment.com.

This press release contains forward-looking statements. Due to the fact that the Company faces competition from toy companies, television networks, motion picture studios and other licensing companies, and the uncertainty of public response to the Company's properties, actual results or outcomes may differ materially from any such forward-looking statements.

This release and prior releases are available on the Company's Worldwide Web site at www.4KidsEntertainment.com

You may register to receive 4Kids Entertainment's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

Tables Follow:

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands of dollars, except share data)
--------------------------------------------------------------------------------

                                                                      Three Months Ended                     Six Months Ended
                                                                 June 30,            June 30,           June 30,           June 30,
                                                                   2003               2002               2003               2002
                                                                -----------        -----------        -----------        -----------
NET REVENUES                                                    $    23,369        $     8,178        $    44,347        $    15,139

COSTS AND EXPENSES:
 Selling, general and administrative                                  8,174              5,018             15,417              9,486
 Production service costs                                             1,989                354              3,982                477
 Amortization of television and film
     costs and Fox broadcast fee                                      7,388              1,162             14,504              1,382
                                                                -----------        -----------        -----------        -----------
         Total costs and expenses                                    17,551              6,534             33,903             11,345
                                                                -----------        -----------        -----------        -----------
INCOME FROM OPERATIONS                                                5,818              1,644             10,444              3,794

INTEREST INCOME                                                         259                315                583                792
                                                                -----------        -----------        -----------        -----------
INCOME BEFORE INCOME TAX
 PROVISION                                                            6,077              1,959             11,027              4,586

INCOME TAX PROVISION                                                  2,432                732              4,412              1,805
                                                                -----------        -----------        -----------        -----------
NET INCOME                                                      $     3,645        $     1,227        $     6,615        $     2,781
                                                                ===========        ===========        ===========        ===========
PER SHARE AMOUNTS:
 Basic earnings per common share                                $      0.28        $      0.10        $      0.50        $      0.22
                                                                ===========        ===========        ===========        ===========
 Diluted earnings per common share                              $      0.26        $      0.09        $      0.47        $      0.20
                                                                ===========        ===========        ===========        ===========
 Weighted average common shares
   outstanding - basic                                           13,139,891         12,590,791         13,137,450         12,583,566
                                                                ===========        ===========        ===========        ===========
 Weighted average common shares
   outstanding - diluted                                         13,987,627         13,653,166         13,943,629         13,646,168
                                                                ===========        ===========        ===========        ===========